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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-1) and related Propectus of Metromedia Fiber Network, Inc. of the reference to our firm under the captions "Selected Consolidated Financial and Operating Data", "Summary Consolidated Financial and Operating Data" and "Experts" and our report dated April 30, 1997 relating to the 1996 consolidated financial statements of Metromedia Fiber Network, Inc. (formerly National Fiber Network, Inc.) included in Amendment No. 5 to the Registration Statement (No. 333-33653 on Form S-1) and related Prospectus filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

New York, New York
October 28, 1997